As filed with the U.S. Securities and Exchange Commission on September 12, 2025.
Registration No. 333-289810
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pattern Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	83-2556861
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1441 West Innovation Way, Suite 500
Lehi, UT 84043
(866) 765-1355
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

David Wright
Chief Executive Officer
Pattern Group Inc.
1441 West Innovation Way, Suite 500
Lehi, UT 84043
(866) 765-1355
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:

Micheal J. Reagan	Benjamin M. Craven	Tad J. Freese
W. Stuart Ogg	General Counsel	Marc D. Jaffe
Julia R. White	Pattern Group Inc.	Brent T. Epstein
Goodwin Procter LLP	1441 West Innovation Way, Suite 500	Latham & Watkins LLP
601 Marshall Street	Lehi, UT 84043 (866) 765-1355	140 Scott Drive
Redwood City, California 94063 (650) 752-3100		Menlo Park, California 94025 (650) 328-4600
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Pattern Group Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-289810) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.  Exhibits and Financial Statement Schedules.
(a)Exhibits.

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as filed on September 12, 2025, as currently in effect.

3.2**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the completion of this offering.

3.3**	Bylaws of the Registrant, as currently in effect.

3.4**	Form of Amended and Restated Bylaws of the Registrant, to be in effect immediately prior to the completion of this offering.

4.1**	Form of Series A common stock certificate of the Registrant.

4.2**	Amended and Restated Investors’ Rights Agreement, dated September 28, 2021, by and among the Registrant and certain of its stockholders.

5.1**	Opinion of Goodwin Procter LLP.

10.1**	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.

10.2#**	2019 Equity Incentive Plan, as amended, and forms of award agreements thereunder.

10.3#**	2025 Equity Incentive Plan, and forms of award agreements thereunder.

10.4#**	2025 Employee Stock Purchase Plan.

10.5#**	Offer Letter, dated November 19, 2020, by and between the Registrant and Jason Beesley.

10.6†**	Third Amended and Restated Credit Agreement, dated July 16, 2019, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.7**	First Amendment to Third Amended and Restated Credit Agreement, dated November 8, 2019, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.8**	Second Amendment to Third Amended and Restated Credit Agreement, dated April 13, 2020, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.9**	Third Amendment to Third Amended and Restated Credit Agreement, dated June 3, 2020, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.10†**	Fourth Amendment to Third Amended and Restated Credit Agreement, dated March 31, 2021, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.11**
Fifth Amendment to Third Amended and Restated Credit Agreement, dated September 27, 2021, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.12†**	Sixth Amendment to Third Amended and Restated Credit Agreement, dated March 17, 2022, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

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10.13†**
Seventh Amendment to Third Amended and Restated Credit Agreement, dated January 24, 2023, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.14†**	Eighth Amendment to Third Amended and Restated Credit Agreement, dated March 28, 2024, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

10.15†**
Lease by and between the Registrant and Innovation Pointe Three, LLC, dated May 5, 2020; First Amendment to Lease Agreement, dated February 16, 2021; Second Amendment to Lease Agreement, dated July 27, 2023.

10.16†**	Sublease by and between the Registrant and Route App, Inc., dated July 27, 2023.

10.17**	Lease by and between the Registrant and Dugan Financing LLC, dated July 24, 2020; First Lease Amendment, dated March 3, 2021.

10.18†**	Standard Industrial Lease Agreement by and between the Registrant and Columbia Nevada Carey Industrial, LLC, dated June 19, 2024.

10.19#**	Non-Employee Director Compensation Policy.

10.20#†**	Executive Severance Plan, and form of participation letter thereunder.

10.21#**	Stand-Alone Restricted Stock Unit Agreement, dated February 25, 2025.

10.22#**	Restricted Stock Unit Agreement Cancellation Agreement, dated August 20, 2025.

10.23†**	Credit Agreement, dated September 4, 2025, by and among the Registrant, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders named therein.

21.1**	Subsidiaries of the Registrant.

23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page of the initial filing of this Registration Statement on Form S-1).

107**	Filing Fee Table.
__________________
*Filed herewith.
**     Previously filed.
#Indicates management contract or compensatory plan, contract or agreement.
†       Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lehi, Utah on September 12, 2025.

PATTERN GROUP INC.

By:	/s/ David Wright
Name:	David Wright
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wright	Co-founder, Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2025
David Wright

/s/ Melanie Alder	Co-founder, Chief Strategy Officer and Director	September 12, 2025
Melanie Alder

/s/ Jason Beesley	Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2025
Jason Beesley

*	Director	September 12, 2025
John Bailey

*	Director	September 12, 2025
Daniel Gay

*	Director	September 12, 2025
Scott Hilton

*	Director	September 12, 2025
Ann Mather

*	Director	September 12, 2025
Susan Taylor

*By:	/s/ David Wright
Attorney-in-Fact
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